UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2013

KiOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35213	51-0652233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13001 Bay Park Road, Pasadena, Texas 77507

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 694-8700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into Material Definitive Agreement.

Amendment No. 2 to the Loan and Security Agreement

On October 21, 2013, KiOR, Inc. (“KiOR”) and its wholly-owned subsidiary Kior Columbus, LLC, (“KiOR Columbus,” together, with KiOR, the “Company”) , 1538731 ALBERTA LTD. and 1538716 ALBERTA LTD. (collectively, the “Alberta Lenders”) and KFT Trust ( together, with the Alberta Lenders, the “Lenders”, and each a “Lender”), and 1538731 ALBERTA LTD., as agent for the Lenders, entered into Amendment No. 2 to the Loan and Security Agreement by and among the Company and the Lenders, dated as of January 26, 2012, as amended on March 17, 2013. In Amendment No. 2, the parties modified the terms pursuant to which the obligations under the Loan and Security Agreement will convert to high yield debt and equity, as applicable, to require the conversion upon a project financing event of $400 million, including the issuance of equity and high yield debt on certain terms and conditions.

In order to be included in the calculation of a project financing event, a high yield debt financing must meet specified criteria, including: (i) it must be for an aggregate initial principal amount of not less than $250 million (excluding the aggregate conversion amount payable to 1538731 ALBERTA LTD., 1538716 ALBERTA LTD and any other Lender (other than KFT Trust)), (ii) it must be issued, at the sole discretion of the Company, in either (x) an offering registered under the Securities Act, or (y) a private placement transaction exempt from registration under the Securities Act of 1933, as amended, in which the indebtedness is made available for immediate resale to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act, (iii) to the extent such high yield debt financing provides for the payment of paid-in-kind interest payments (whether at the election of the Company or otherwise), it must prohibit the payment of paid-in-kind interest on any date following the date which is the second anniversary of the date on which the high yield debt financing is initially issued, (iv) it must provide that upon a “change of control” transaction (as such term, or substantially similar term, shall be defined in the documents governing such high yield debt financing), the Company must offer to repurchase in cash such high yield debt financing (including any paid-in-kind interest previously paid) at a price of par plus 1 percent, and (v) (A) the debt must be initially purchased by a nationally recognized underwriter (or by a syndicate of underwriters in which the lead manager is nationally recognized) pursuant to an agreement in which such underwriter agrees, among other things, subject to customary terms and conditions, to use commercially reasonable efforts to make a market for trading in the indebtedness or (B) the offering must be led by a nationally recognized private placement agent or book runner.

Alberta Investment Management Corp. (“AIMCo”), whose sole shareholder is the Province of Alberta, Canada, is an institutional investment fund manager whose clients include certain pension, endowment and government funds in the Province of Alberta. Certain clients of AIMCo own the Alberta Lenders. AIMCo and its affiliates collectively hold a significant amount of the Company’s Class A common stock.

The foregoing description of Amendment No. 2 to the Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to Amendment No. 2 to the Loan and Security Agreement filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Amendment No. 2 to Loan and Security Agreement, dated as of October 21, 2013, among KiOR, KiOR Columbus LLC, 1538731 Alberta Ltd., 1538716 Alberta Ltd. and KFT Trust, Vinod Khosla, Trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KiOR, INC.

Date: October 21, 2013	By:	/s/ Christopher A. Artzer
Christopher A. Artzer
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amendment No. 2 to Loan and Security Agreement, dated as of October 21, 2013, among KiOR, KiOR Columbus LLC, 1538731 Alberta Ltd., 1538716 Alberta Ltd. and KFT Trust, Vinod Khosla, Trustee